EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810), Registration Statements on Form S-3 (No. 333-220769 and 333-231980) and in Registration Statements on Form S-8 (Nos. 333-219109, 333-208935, 333-227118 and 333-232773) of OncoCyte Corporation of our report dated March 25, 2020 relating to the financial statements of OncoCyte Corporation, which appears in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California

March 25, 2020